Exhibit 99.1

FOR IMMEDIATE RELEASE
AUGUST 22, 2012

Contact: Patti McKee

ViewPoint Financial Group, Inc.

972-578-5000, Ext. 7223

ViewPoint Financial Group, Inc. Announces Stock Repurchase Program

PLANO, Texas, August 22, 2012 — ViewPoint Financial Group, Inc. (NASDAQ:VPFG) (the “Company”), the holding company for ViewPoint Bank, today announced its intention to repurchase up to 5% of its total common shares outstanding, or approximately 1,978,871 shares. The new stock repurchase program follows the Company’s previous stock repurchase program, which allowed for the repurchase of approximately 1,741,975 shares and expires on August 30, 2012. Under the previous program, 1,100,100 shares were repurchased. The new stock repurchase program, which is open-ended, commences August 27, 2012, and allows the Company to repurchase its shares from time to time in the open market and in negotiated transactions, depending upon market conditions.

The Board of Directors of the Company also authorized management to enter into a trading plan with Sandler O’Neill & Partners, LP in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Act”), to facilitate repurchases of its common stock pursuant to the above mentioned stock repurchase program (the “Rule 10b5-1 plan”). The Rule 10b5-1 plan would allow the Company to execute trades during periods when it would ordinarily not be permitted to do so because it may be in possession of material non-public information, because of insider trading laws or self-imposed trading blackout periods. Under the Rule 10b5-1 plan, Sandler O’Neill & Partners, LP would have the authority, under the prices, terms and limitations set forth in the Rule 10b5-1 plan, including compliance with Rule 10b-18 of the Act, to repurchase shares on the Company’s behalf.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, National Association. ViewPoint Bank, N.A. operates 31 community bank offices, including four former Highlands Bank locations in Dallas and two former First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.

When used in filings by the Company with the Securities and Exchange Commission (the “SEC”) in the Company’s press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions, legislative changes, changes in policies by regulatory agencies, fluctuations in interest rates, the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, the Company’s ability to access cost-effective funding, fluctuations in real estate values and both residential and commercial real estate market conditions, demand for loans and deposits in the Company’s market area, the industry-wide decline in mortgage production, competition, changes in management’s business strategies and other factors set forth under Risk Factors in the Company’s Form 10-K, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to advise readers that the factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake-and specifically declines any obligation-to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.